POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint GISELLE HURWITZ with full power to act, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 3, 4 or 5 relating to Beneficial Ownership in Artesyn Technologies, Inc. (the "Company") during the period February 16th, 2003, through February 15th, 2004, pursuant to the Securities Exchange Act of 1934, as amended; and to file the same, and all other documents in connection therewith, with the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the Company, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

                                    /s/ Lawrence J. Matthews
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                                    Lawrence J. Matthews
Dated:   May 15, 2003
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